     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "AMENDMENT"), entered into and effective as of May __, 1997, is by and between IWL Communications, Incorporated, with its principal offices at 12000 Aerospace Avenue, Suite 200, Houston, TX 77034 ("DEBTOR"), and MARINE MIDLAND BUSINESS LOANS, INC., a Delaware corporation, with offices at 12655 North Central Expressway, Suite 300, Dallas, Texas 75243 ("SECURED PARTY").

                                    RECITALS

     A. Debtor and Secured Party have entered into that certain Loan and Security Agreement dated as of December 20, 1995 as amended from time to time, (the "LOAN AGREEMENT").

     B. Debtor and Secured Party desire to amend the Loan Agreement and the other Transaction Documents as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.01. Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   AMENDMENTS

     2.01. AMENDMENT TO DEBTOR'S ADDRESS IN THE LOAN AGREEMENT. Debtor's address and chief executive office on the cover of the Loan and Security Agreement is hereby changed to 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034.

     2.02. AMENDMENT TO SECTION 1.1 "CERTAIN SPECIFIC TERMS" OF THE LOAN AGREEMENT. Section 1.1(jj) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor: "(jj) Marine Payment Account means the special bank account to which Proceeds of Collateral, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, are credited."

The following is added to Section 1.1 of the Loan Agreement: "(jjj) Project Inventory or Project Equipment means Inventory or Equipment of the Debtor that is segregated from other Inventory or Equipment on the books and records of the Debtor by being assigned to a job or project while being configured to the specifications of a job staged for delivery or delivered to a customer's place of business."

     2.03. AMENDMENT TO SECTION 1.1(kk) "MAXIMUM CREDIT" OF THE LOAN AGREEMENT. Section 1.1(kk) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor: "Maximum Credit means Four Million Five Hundred Thousand Dollars ($4,500,000.00)."

   2.04.  AMENDMENT TO SECTION 5.3(c) OF THE LOAN AGREEMENT.
Section 5.3(c) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

   "(c) no payment has been received on any Receivable, and no Receivable is subject to any Credit or Extension or agreements therefore (except Credits or Extensions granted in the ordinary course of business and which are not material) unless written notice specifying such payment, Credit, Extension, or other agreement has been delivered to Secured Party,"

   2.05.  AMENDMENT TO SECTION 5.4(c) OF THE LOAN AGREEMENT.
Section 5.4(c) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

   "(c) Inventory, other than Rental Inventory and Project Inventory, is located only at the address or addresses of Debtor set forth at the beginning of this Agreement, the locations specified in Item 11 of the Schedule, or such other place or places as approved by Secured party in writing;"

   2.06.  AMENDMENT TO SECTION 5.7 OF THE TO LOAN AGREEMENT.
Section 5.7 of the Loan Agreement is hereby amended by adding the words "except for Project Equipment" after the word "Equipment" and before "is located," so that the beginning phrase of the first sentence reads:
"Equipment, except for Project Equipment, is located, and Equipment which is a fixture".

   2.07.  AMENDMENT TO SECTION 5.12 (a) OF THE LOAN AGREEMENT.
Section 5.12(a) of the Loan Agreement is hereby amended by adding the phrase "Except for termination of the Employee Stock Option Plan," after the "(a)" and before "No Pension Plan has been terminated".

   2.08.  AMENDMENT TO SECTION 6.3 OF THE LOAN AGREEMENT.
Section 6.3 of the Loan Agreement is hereby amended by adding the phrase "except Chattel Paper constituting operating leases or Chattel Paper that is the result of a leasing transaction specifically pledged to an alternative lender with Secured Party acknowledgement in writing" after the phrase "The original of each item of Chattel Paper" and before "evidencing a Receivable shall be delivered".

   2.09.  AMENDMENT TO SECTION 7.1 AND 7.2 OF THE LOAN AGREEMENT.
Section 7.1 and 7.2 of the Loan Agreement are hereby deleted in their entirety and the following is substituted therefore:

   "7.1. Delivery of Proceeds to Secured Party. Unless Secured Party notifies Debtor that it specifically dispenses with one or more of the following requirements, any Proceeds of Collateral received by Debtor, including, without limitation, payments on Receivables, and other sales or leases of Inventory, not specifically pledged to an alternative lender acknowledged in writing by Secured Party, shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor, and shall be delivered immediately to Secured Party. So long as Secured Party elects to keep the Marine Payment Account in existence, Debtor shall deposit, or cause to be deposited, all Proceeds of Collateral into the Marine Payment Account and shall daily cause these Proceeds of Collateral to be transferred to Secured Party.

     7.2. Applications of Proceeds. Upon receipt of Proceeds of Collateral, Secured Party, in its sole discretion, may apply such Proceeds directly to the Indebtedness in the manner provided in Section 8.5."

     2.10. AMENDMENT TO SECTION 9.1 OF THE LOAN AGREEMENT. Section 9.1 is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:

"Upon request, Debtor shall notify Secured Party immediately of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory. In the ordinary course of business, Debtor shall notify Secured Party of these Inventory events on the frequency established in Item 18 of the Schedule."

     2.11. AMENDMENT TO SECTION 9.2(a) OF THE LOAN AGREEMENT. Section 9.2(a) of the Loan Agreement is hereby amended by deleting "thirty (30)" from the section and substituting "sixty (60)" therefor.

     2.12. AMENDMENT TO SECTION 9.3 OF THE LOAN AGREEMENT. Section 9.3 of the Loan Agreement is hereby amended by deleting the phrase "and immediately notify Secured Party of such entries" at the end of the second sentence.

     2.13. AMENDMENT TO SECTION 9.4 OF THE LOAN AGREEMENT. SECTION 9.4 of the Loan Agreement is hereby amended by deleting same in its entirety.

     2.14. AMENDMENT TO SECTION 10.4 OF THE LOAN AGREEMENT. Section 10.4 of the Loan Agreement is hereby amended by deleting the sentences which read:
"Debtor shall further indicate the Security Interest on all financial statements issued by it or shall cause the Security Interest to be so indicated by its accountants. The Marine Payment Account, if any, is not an asset of Debtor and shall not be shown as an asset of Debtor in such books and records or in the financial statements."

     2.15. AMENDMENT TO SECTION 10.8 OF THE LOAN AGREEMENT. Section 10.8 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "10.8 RESPONSIBLE PARTIES. Debtor shall notify Secured Party of the occurrence of any event specified in Section 1.1(dd) (v) with respect to any Responsible Party, promptly after receiving notice thereof provided such event has a material effect on the Receivables Borrowing Base.

   2.16.  AMENDMENT TO SECTION 10.9 OF THE LOAN AGREEMENT.
Section 10.9 of the Loan Agreement is hereby amended by adding the word "material" prior to the words "taxes, assessments, and other governmental charges".

   2.17.  AMENDMENT TO SECTION 10.10 OF THE LOAN AGREEMENT.
Section 10.10 of the Loan Agreement is hereby amended by adding the phrase
", in the reasonable judgement of Debtor," prior to the words "materially and adversely".

   2.18.  AMENDMENT TO SECTION 11.1 OF THE LOAN AGREEMENT.
Section 11.1 is hereby amended by deleting it in its entirety and substituting the following therefor:

"11.1 Location of Inventory, Equipment, and Business Records. Move the Inventory, Equipment or the records concerning the Collateral from the location where they are kept as specified in Items 11 and 13 of the Schedule; provided, however, Debtor may lease Rental Inventory, move Project Inventory or move Project Equipment subject to Item 22 of the Schedule."

   2.19.  AMENDMENT TO SECTION 11.6(c) OF THE LOAN AGREEMENT.
Section 11.6(c) of the Loan Agreement is hereby amended by adding the phrase "except for the initial public offering of common stock scheduled to occur on or about May 30, 1997," prior to the words "convey, lease, or sell"

   2.20.  AMENDMENT TO SECTION 11.7 OF THE LOAN AGREEMENT.
Section 11.7 is hereby deleted in its entirety and the following is substituted therefor:

"11.7 Capital Stock. Except for the initial public offering of common stock scheduled to occur on or about May 30, 1997, purchase or retire any of its capital stock or issue capital stock except pursuant to the exercised or grant of stock options or except pro rata to its present or future stockholders or otherwise change the capital structure of such Debtor or change the relative rights, preferences or limitations relating to any of its capital stock."

   2.21.  AMENDMENT TO SECTION 11.9(b) TO LOAN AGREEMENT.
Section 11.9(b) is hereby deleted in its entirety and the following is substituted therefor:

"(b) direct obligations of the United States of America, investments like commercial paper, certificates of deposit, security repurchase agreements, eurodollar deposits and money market funds with a rating of A2P2 or equivalent rating or better or obligations issued by financial institutions which have a rating of investment grade or better."

   2.22.  AMENDMENT TO SECTION 11.15 OF THE LOAN AGREEMENT.
Section 11.15 of the Loan Agreement is hereby amended by adding the phrase
"or alternative lender with acknowledgement of Secured Party in writing" after the words "Secured Party" and prior to the words "and except".

   2.23.  AMENDMENT TO SECTION 12.1(p) OF THE LOAN AGREEMENT.
Section 12.1(p) is hereby amended by deleting same in its entirety.

   2.24. AMENDMENT TO ITEM 1(B)(ii) OF THE SCHEDULE. Item 1(B) (ii) of the Schedule shall be deleted in its entirety and the following substituted therefor:

"(ii) the lesser of Nine Hundred Thousand Dollars ($900,000.00) or the amount of the Inventory Borrowing Base;"

   2.25. AMENDMENT TO ITEM 8 OF THE SCHEDULE TO THE LOAN AGREEMENT. Item 8 of the Schedule is hereby deleted in its entirety and the following is substituted therefor:

"8.  Marine Payment Account (Sec 1.1(jj))
     There is a Marine Payment Account. It is currently at Texas Commerce Bank - Houston but may be relocated with advance notice to the Secured Party."

   2.26. AMENDMENT TO ITEMS 11 AND 13 OF THE SCHEDULE TO THE LOAN AGREEMENT. Items 11 and 13 of the Schedule are hereby deleted in their entirety and the following is substituted therefor:

"11 & 13.  Locations of Business Records, Inventory and Equipment (Sec.
       5.4(c), 5.7, 5.8(a), 5.8(c) & 11.1)

   a) 12000 Aerospace Avenue, Suite 200 Houston, TX 77034

   b) 12000 Aerospace Avenue, Suite 210 Houston, TX 77034

   c) 4311 FM 2351 Friendswood, TX 77546

   d) 3354 FM 528 Friendswood, TX 77546

   e) 4617-B FM 2351 Friendswood, TX 77546

   f) 218 Teljean Road, Maurice, LA 70555

   g) 1000 Riverbend Blvd., Suite R St. Rose, LA 70087

   h) 2/1 Kutuzovsky Prospekt, Hotel Ukraina, Rm 9122-9128 Moscow 121249
      Russia"

   2.27.  AMENDMENT TO ITEM 12(a) OF THE SCHEDULE TO THE LOAN AGREEMENT.
Item 12(a) to the Schedule is hereby amended by deleting it in its entirety.

   2.28. AMENDMENT TO ITEM 17 OF THE SCHEDULE TO THE LOAN AGREEMENT. Item 17 to the Schedule is hereby amended by deleting it in its entirety and substituting the following therefor:

"17. Authorized Shares (Sec 5.27,11.7)

     Total Authorized Common Shares:   100,000,000
     Issued and Outstanding:             2,227,816
     After offering, Outstanding:        3,477,816"

     Total Preferred Shares:            10,000,000
     Issued and Outstanding:                     0
     After offering, Outstanding:                0"

   2.29. AMENDMENT TO ITEM 22 OF THE SCHEDULE TO LOAN AGREEMENT. Item 22(a) of the Schedule to the Loan Agreement is hereby amended by adding the words "or Project Inventory or Project Equipment is moved" after the words "if any Rental Inventory is leased" and before "to an Account Debtor".

Item 22(b) of the Schedule to the Loan Agreement is hereby amended substituting the following for the current sentence:
"(b) If any Project Inventory or Project Equipment remains at a location other than those specified in Item 11 or if Debtor agrees to lease Rental Inventory for a period of more than ninety days Debtor shall notify Secured Party in writing prior to the seventy-fifth (75th) day of the location of the Project Inventory or Project Equipment or relevant lease agreement. This notification to Secured Party obligation shall begin on June 30, 1997."

   2.30.  AMENDMENT TO ITEM 24(a)(1), 24(a)(2), 24(b)(1) AND 24(b)(2) OF THE
SCHEDULE TO THE LOAN AGREEMENT.

Item 24(a)(1) of the Schedule to the Loan Agreement is hereby amended by deleting 24(a)(1) in its entirety and substituting the following therefor:

"(1) Minimum Tangible Net Worth: Debtor shall maintain, on a consolidated basis, a Tangible Net Worth ("TNW") not less than the amounts set forth below for the time periods set forth below:

        Amount                       Time Period

     $2,480,000.00                   From the date of closing
                                     through June 29, 1996

     $2,766,000.00                   From June 30, 1996
                                     through June 29, 1997

     $3,418,000.00                   From June 30, 1997
                                     through June 29, 1998

     TNW for the fiscal year         From June 30, 1998
     June 30, 1997 plus $200,000     through June 29, 1999

     TNW for the fiscal year         From June 30, 1999
     June 30, 1998 plus $200,000     through June 29, 2000"

The Consolidated Maximum Debt to Tangible Net Worth Ratio 24(a)(2) defined in the table in this Section is hereby changed from 3.0 : 1.0 to 4.0 : 1.0.

Item 24(b)(1) of the Schedule to the Loan Agreement is hereby amended by deleting 24(b)(1) in its entirety and substituting the following therefor:

"(1) Minimum Tangible Net Worth: Debtor shall maintain, on an unconsolidated basis, a Tangible Net Worth ("TNW") not less than the amounts set forth below for the time periods set forth below: amounts set forth below for the time periods set forth below:


        Amount                       Time Period

     $2,000,000.00                   From the date of closing
                                     through June 29, 1996

     $2,315,000.00                   From June 30, 1996
                                     through June 29, 1997

     $2,822,000.00                   From June 30, 1997
                                     through June 29, 1998

     TNW for the fiscal year         From June 30, 1998
     June 30, 1997 plus $200,000     through June 29, 1999

     TNW for the fiscal year         From June 30, 1999
     June 30, 1998 plus $200,000     through June 29, 2000"

The Unconsolidated Maximum Debt to Tangible Net Worth Ratio 24(a)(2) defined in the table in this Section is hereby changed from 3.0 : 1.0 to 4.5 : 1.0.

   2.31. AMENDMENT TO ITEM 26 OF THE SCHEDULE TO LOAN AGREEMENT. Item 26 of the Schedule to the Loan Agreement is hereby amended by deleting 26(b) in its entirety and substituting the following therefor and adding 26(c):

"b. Additional advances and/or investments to Kenwood Systems Group Inc.; provided, however, that the aggregate amount of such additional advances and investments shall not exceed one hundred thousand dollars ($100,000.00) at any time."

"c. Additional advances and/or investments to IWL Communications Ltd.; provided, however, that the aggregate amount of such additional advances and investments shall not exceed two hundred fifty thousand dollars ($250,000.00) at any time."

   2.32. AMENDMENT TO ITEM 29 OF THE SCHEDULE TO LOAN AGREEMENT. Item 29 of the Schedule to the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

"29. Permitted Capital Expenditures (Sec. 11.12)

     Debtor: $5,000,000.00."

   2.33. AMENDMENT TO ITEM 34 OF THE SCHEDULE TO LOAN AGREEMENT. Item 26 of the Schedule to the Loan Agreement is hereby amended by the addition of the following:

          Consolidated Subsidiary                Debtor's Ownership
          IWL Communications, Ltd.               100%

                                  ARTICLE III

                           CONDITIONS PRECEDENT

     3.01. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Secured Party:

          (a) Secured Party shall have received this Amendment duly executed by the parties thereto other than Secured Party, and such additional documents, instruments and information as Secured Party or its legal counsel may request;

          (b) The representations and warranties contained herein and in the Loan Agreement and the other Transaction Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

          (c) No event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing, unless such Event of Default or event has been specifically waived in writing by Secured Party;

          (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Secured Party and its legal counsel.


                                   ARTICLE IV
                                     WAIVER

     4.01. The Secured Party hereby waives enforcement of its rights against the Debtor arising from any Events of Default to the extent, and only to the extent, that these Events of Default occurred or existed under the Loan Agreement or the Transaction Documents on or before the date of this Amendment. Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a prospective waiver by Secured Party of any covenant or provision of the Loan Agreement, the other Transaction Documents, this Amendment, or of any other contract or instrument between Debtor and Secured Party, and Secured Party's failure at any time or times hereafter to require strict performance by Debtor of any provision thereof shall not waive, affect or diminish any right of Secured Party to thereafter demand strict compliance therewith.


                                   ARTICLE V
                 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

     5.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Transaction Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. Debtor and Secured Party agree that the Loan Agreement and the other Transaction Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     5.02. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants to Secured Party that (a) the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Debtor and will not violate the Articles of Incorporation or Bylaws of Debtor; (b) attached hereto as EXHIBIT A is a true, correct and complete copy of presently effective resolutions of Debtor's board of directors authorizing the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith, certified by the Secretary or an Assistant Secretary of Debtor; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other
Transaction Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such event or Event of Default has been specifically waived in writing by Secured Party; (e) Debtor is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Transaction Documents, as amended hereby; and (f) except for amendments delivered to Secured Party, Debtor has not amended its Articles of Incorporation or its Bylaws since the date of the Loan Agreement.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     6.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any other Transaction Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Transaction Documents, and no investigation by Secured Party or any closing shall affect the representations and warranties or the right of Secured Party to rely upon them.

     6.02. REFERENCE TO LOAN AGREEMENT. Each of the Loan Agreement and the other Transaction Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Transaction Documents to the Loan Agreement or the Term Note shall mean a reference to the Loan Agreement and the Term Note as amended hereby.

     6.03 EXPENSES OF SECURED PARTY. As provided in the Loan Agreement, Debtor agrees to pay on demand all costs and expenses incurred by Secured Party in connection with the preparation, negotiation and execution of this Amendment and the other Transaction Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Secured Party's legal counsel, and all costs and expenses incurred by Secured Party in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Transaction Documents, including, without limitation, the costs and fees of Secured Party's legal counsel.

     6.04. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     6.05 SUCCESSOR AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Secured Party and Debtor and their respective successors and assigns, except Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Secured Party.

     6.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     6.07. EFFECT OF WAIVER. No consent or waiver, express or implied, by Secured Party to or for breach of or deviation from any covenant or condition by Debtor shall be deemed a consent to or waiver of any breach of the same or any other covenant, condition or duty.

     6.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     6.09. APPLICABLE LAW. THIS AMENDMENT, THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS EVIDENCED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF TEXAS.

     6.10 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND SUPERSEDE ALL PRIOR NEGOTIATIONS, UNDERSTANDINGS, AND AGREEMENTS BETWEEN SUCH PARTIES WITH RESPECT TO SUCH TRANSACTIONS.

     6.11 RELEASE. DEBTOR HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "INDEBTEDNESS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM SECURED PARTY. DEBTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES SECURED PARTY, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE DEBTOR MAY NOW OR HEREAFTER HAVE AGAINST SECURED PARTY, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAWS OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "INDEBTEDNESS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

     Executed and effective on May __, 1997.

                                       "DEBTOR"
                                       IWL COMMUNICATIONS, INCORPORATED.



                                       By: /s/ Ignatius W. Leonards
                                           ------------------------------------
                                       Name:  Ignatius W. Leonards
                                       Title: Chief Executive Officer


     Accepted on May __, 1997.

                                       "SECURED PARTY"
                                       MARINE MIDLAND BUSINESS LOANS, INC.



                                       By: /s/ Neal T. Legan
                                           ------------------------------------
                                       Name:  Neal T. Legan
                                       Title: Vice President